CONTACT:	Daniel T. Hendrix
Chairman and Chief Executive Officer
Patrick C. Lynch
Senior Vice President and Chief Financial Officer
(770) 437-6800

Lisa Lilienthal for Interface, Inc.
(404) 661-3679, lisalilienthal@earthlink.net

Bruce Brooks, Interface, Inc.
(404) 543-3530, bruce.brooks@interface.com

FOR IMMEDIATE RELEASE

INTERFACE REPORTS FOURTH QUARTER
AND FISCAL YEAR 2013 RESULTS

ATLANTA, Georgia, February 19, 2014 – Interface, Inc. (Nasdaq: TILE), a worldwide carpet tile company and global leader in sustainability, today announced results for the fourth quarter and fiscal year ended December 29, 2013.

“We had a reasonably good finish to the year, as our expectations for fourth quarter growth were somewhat tempered by the softened order level we saw for a few weeks in the previous quarter,” said Daniel T. Hendrix, Chairman and Chief Executive Officer of the Company.  “The most encouraging sign of the fourth quarter was the continued progress within our European business, where we were pleased to see our primary markets continue to recover and our sales comparison turn positive for the first time in two years.  Our Americas business continued its gradual but steady growth in the fourth quarter, gaining additional share in a U.S. commercial market that has yet to see a true rebound.  In Asia-Pacific, sales declined primarily as a result of the lingering effects of last year’s plant fire in Australia, but we also reached a final settlement with our insurance company regarding the fire claim, resulting in a gain during the fourth quarter.  We also commenced operations at our new manufacturing facility located near Sydney, Australia during the first week of January, which should improve service levels in the region going forward.”

FOURTH QUARTER 2013 FINANCIAL SUMMARY & HIGHLIGHTS

Sales:  Sales for the fourth quarter of 2013 were $251.7 million, a slight uptick from sales of $249.6 million in the fourth quarter of 2012.

•
Sales in our Americas business increased 3.1% year over year.  Most of the growth occurred in the residential market segment (up 55%), primarily within with our FLOR consumer business.  FLOR sales were up 25% versus the fourth quarter last year, due primarily to the larger FLOR store footprint and increased web traffic, with same store sales up 44% year over year.  The corporate office segment continued its gradual recovery (up 3%) and all other non-office segments were about even year over year, with the exception of the education segment (down 9%).

INTERFACE REPORTS FOURTH QUARTER AND FISCAL YEAR 2013 RESULTS

•	Our Europe division continued its steady improvement, with sales essentially pulling even with the prior year period in local currency and up 4% as reported in U.S. dollars.
•	Sales in the Asia-Pacific region were down 13%, due to a combination of macroeconomic conditions, currency impacts, and the lingering effects of the 2012 fire at the plant in Australia.

Operating Income:  Operating income in the fourth quarter of 2013 was $32.0 million, or 12.7% of sales, including a gain of $7.0 million (or $0.05 per share after-tax) from the final settlement of our insurance claim regarding last year’s fire in Australia.  Excluding this gain, operating income in the quarter was $25.0 million, or 10.0% of sales.  This compares with operating income in the 2012 fourth quarter of $21.9 million, or 8.8% of sales, excluding a $2.3 million restructuring charge and $0.8 million of Australia fire expenses in that period.  Including those charges and expenses, operating income in the fourth quarter last year was $18.8 million, or 7.5% of sales.

Income from Continuing Operations:  The Company reported income from continuing operations of $15.3 million, or $0.23 per diluted share, in the fourth quarter of 2013.  Included in this result were the aforementioned gain related to our insurance claim as well as $1.7 million, or $0.02 per diluted share, of debt retirement costs largely arising from our previously announced bond redemption that was completed during the quarter.  Excluding the insurance gain and the debt retirement costs, income from continuing operations was $13.0 million, or $0.20 per diluted share, during the 2013 fourth quarter.  This compares with income from continuing operations in the fourth quarter last year of $10.4 million, or $0.16 per diluted share, excluding the above-mentioned restructuring charge and Australia fire expenses.  With the restructuring charge and fire expenses, fourth quarter 2012 income from continuing operations was $7.4 million, or $0.11 per diluted share.

Net Income:  Including all items discussed above, net income during the fourth quarter of 2013 was $15.3 million, or $0.23 per diluted share, versus $7.4 million, or $0.11 per diluted share, in the fourth quarter last year.

Patrick C. Lynch, Senior Vice President and Chief Financial Officer, commented, “We’re pleased with our further expansion of gross margin during the quarter, coming in at 36.5%.  This improvement was somewhat offset by higher SG&A expenses due to enhanced sales and marketing initiatives at FLOR and higher incentive-based compensation.  Toward the end of the quarter, we received $22.3 million as a final payment in settlement of our Australian fire insurance claim, resulting in a gain of $7.0 million, or $0.05 per share after tax.  With this final payment, the aggregate proceeds received on the claim totaled approximately $76.7 million. While the proceeds were not specified as being related to any particular aspect of our claim, we estimate that they were comprised of approximately $42.3 million for property, plant and equipment, $22.9 million for incremental production and other costs arising from the fire, and $11.5 million for lost profits.”

INTERFACE REPORTS FOURTH QUARTER AND FISCAL YEAR 2013 RESULTS

FISCAL YEAR 2013 FINANCIAL RESULTS

Sales:  For the full year 2013, sales were $960.0 million, compared with $932.0 million in 2012, an increase of 3.0%.  Fluctuations in currency exchange rates negatively impacted 2013 sales by less than 1% relative to the prior year.

Operating Income:  Operating income for 2013 was $95.6 million, or 10.0% of sales, including the gain of $7.0 million from the settlement of our fire insurance claim.  Excluding this gain, operating income for 2013 was $88.7 million, or 9.2% of sales.  In 2012, excluding restructuring and asset impairment charges totaling $19.4 million and $1.7 million of expenses related to the Australia fire, operating income was $85.8 million, or 9.2% of sales.  Including all items, last year’s operating income was $64.6 million, or 6.9% of sales.

Income from Continuing Operations:  The Company reported 2013 income from continuing operations of $48.3 million, or $0.73 per diluted share, which includes the above-described fire insurance settlement, debt retirement costs and a previously-reported tax dispute resolution benefit of $1.9 million.  Excluding those items, income from continuing operations for 2013 was $44.1 million, or $0.67 per diluted share.  For 2012, excluding restructuring and asset impairment charges and Australia fire expenses, income from continuing operations was $39.4 million, or $0.60 per diluted share (with these items included, it was $22.9 million, or $0.35 per diluted share).

Net Income:  Including all items, the Company reported 2013 net income of $48.3 million, or $0.73 per diluted share.  In 2012, including the items discussed above as well as a loss from discontinued operations of $17.0 million, net income was $5.9 million, or $0.09 per diluted share.

Mr. Hendrix concluded, “We are carrying good momentum into 2014, with orders firming in the Americas and Europe, and we’re seeing a much improved pipeline of project activity compared with a year ago.  We have, however, seen some impact in the first six weeks from extreme winter weather in the U.S. and an early Chinese New Year.  The positive trends in the U.K., Holland and Germany bode well for our European business, although markets in Southern Europe are lagging behind the rest of the region.  In the U.S., leading indicators suggest the economic recovery will remain gradual, but we believe market share gains will keep us ahead of the pace of the overall economy.  We expect market conditions in Asia-Pacific to be mixed, with Australia being a soft point, although the recent startup of our new plant near Sydney and our industry-leading sales force have us poised to regain market share in the country.  Gross margin will be impacted at the beginning of 2014 as we rebalance production among our three Asia-Pacific manufacturing facilities, but we do see headroom for margin expansion over the course of the year.  We also will keep our SG&A expenses in check as our top line develops throughout the year.”

INTERFACE REPORTS FOURTH QUARTER AND FISCAL YEAR 2013 RESULTS

Webcast and Conference Call Information

The Company will host a conference call tomorrow morning, February 20, 2014, at 9:00 a.m. Eastern Time, to discuss its fourth quarter and fiscal year 2013 results.  The conference call will be simultaneously broadcast live over the Internet.  Listeners may access the conference call live over the Internet at the following address:
http://edge.media-server.com/m/p/guo8wbrr/lan/en or through the Company's website at:
http://www.interfaceglobal.com/Investor-Relations.aspx. The archived version of the webcast will be available at these sites for one year beginning approximately one hour after the call ends.

Interface, Inc. is the world’s largest manufacturer of modular carpet, which it markets under the Interface and FLOR brands. The Company is committed to the goal of sustainability and doing business in ways that minimize the impact on the environment while enhancing shareholder value.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995:

Except for historical information contained herein, the other matters set forth in this news release are forward-looking statements.  The forward-looking statements set forth above involve a number of risks and uncertainties that could cause actual results to differ materially from any such statement, including risks and uncertainties associated with economic conditions in the commercial interiors industry as well as the risks and uncertainties discussed under the heading “Risk Factors” included in Item 1A of the Company's Annual Report on Form 10-K for the fiscal year ended December 30, 2012, which discussion is incorporated herein by this reference, including, but not limited to, the discussion of specific risks and uncertainties under the headings “The ongoing worldwide financial and credit crisis could have a material adverse effect on our business, financial condition and results of operations,” “Sales of our principal products have been and may continue to be affected by adverse economic cycles in the renovation and construction of commercial and institutional buildings,” “We compete with a large number of manufacturers in the highly competitive commercial floorcovering products market, and some of these competitors have greater financial resources than we do,” “Our success depends significantly upon the efforts, abilities and continued service of our senior management executives and our principal design consultant, and our loss of any of them could affect us adversely,” “Our substantial international operations are subject to various political, economic and other uncertainties that could adversely affect our business results, including by restrictive taxation or other government regulation and by foreign currency fluctuations,” “Concerns regarding the European sovereign debt crisis and market perceptions about the instability of the euro, the potential re-introduction of individual currencies within the Eurozone, or the potential dissolution of the euro entirely, could adversely affect our business, results of operations or financial condition,” “Large increases in the cost of petroleum-based raw materials could adversely affect us if we are unable to pass these cost increases through to our customers,” “Unanticipated termination or interruption of any of our arrangements with our primary third party suppliers of synthetic fiber could have a material adverse effect on us,” “We have a significant amount of indebtedness, which could have important negative consequences to us,” “The market price of our common stock has been volatile and the value of your investment may decline,” “Our earnings in a future period could be adversely affected by non-cash adjustments to goodwill, if a future test of goodwill assets indicates a material impairment of those assets,” and “Our Rights Agreement could discourage tender offers or other transactions for our stock that could result in shareholders receiving a premium over the market price for our stock.”  Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made.  The Company assumes no responsibility to update or revise forward-looking statements made in this press release and cautions readers not to place undue reliance on any such forward-looking statements.

- TABLES FOLLOW –

INTERFACE REPORTS FOURTH QUARTER AND FISCAL YEAR 2013 RESULTS

Consolidated Condensed Statements of Operations	Three Months Ended		Twelve Months Ended
(In thousands, except per share data)	12/29/13	12/30/12	12/29/13	12/30/12

Net Sales	$251,689	$249,595	$959,989	$932,020
Cost of Sales	159,818	164,497	618,880	614,841
Gross Profit	91,871	85,098	341,109	317,179
Selling, General & Administrative Expenses	66,827	63,224	252,433	231,358
Restructuring and Asset Impairment Charges	--	2,339	--	19,425
Expenses (Gain) Related to Australia Fire	(6,954)	768	(6,954)	1,748
Operating Income	31,998	18,767	95,630	64,648
Interest Expense	5,442	5,892	23,810	25,024
Debt Retirement Costs	1,667	--	1,667	--
Other Expense, Net	630	697	1,149	1,521
Income Before Taxes	24,259	12,178	69,004	38,103
Income Tax Expense	8,923	4,786	20,749	15,204
Income from Continuing Operations	15,336	7,392	48,255	22,899
Discontinued Operations, Net of Tax	--	--	--	(16,956)
Net Income	$15,336	$7,392	$48,255	$5,943

Earnings (Loss) Per Share – Basic
Continuing Operations	$0.23	$0.11	$0.73	$0.35
Discontinued Operations	--	--	--	(0.26)
Earnings (Loss) Per Share – Basic	$0.23	$0.11	$0.73	$0.09

Earnings (Loss) Per Share – Diluted
Continuing Operations	$0.23	$0.11	$0.73	$0.35
Discontinued Operations	--	--	--	(0.26)
Earnings (Loss) Per Share – Diluted	$0.23	$0.11	$0.73	$0.09

Common Shares Outstanding – Basic	66,301	65,964	66,194	65,767
Common Shares Outstanding – Diluted	66,412	66,119	66,297	65,900

Orders from Continuing Operations	253,700	230,700	993,400	965,200

INTERFACE REPORTS FOURTH QUARTER AND FISCAL YEAR 2013 RESULTS

Consolidated Condensed Balance Sheets
(In thousands)	12/29/13	12/30/12
Assets

Cash	$72,883	$90,533
Accounts Receivable	131,936	137,313
Inventory	149,643	141,176
Other Current Assets	33,643	61,629
Total Current Assets	388,105	430,651
Property, Plant & Equipment	230,845	165,725
Other Assets	199,190	192,991
Total Assets	$818,140	$789,367

Liabilities
Accounts Payable	$52,515	$56,292
Accrued Liabilities	77,672	93,036
Current Portion of Long-Term Debt	--	8,110
Total Current Liabilities	130,187	157,438
Senior and Senior Subordinated Notes	247,500	275,000
Long-Term Debt	26,326	--
Other Long-Term Liabilities	73,340	61,227
Total Liabilities	477,353	493,665
Shareholders’ Equity	340,787	295,702
Total Liabilities and Shareholders’ Equity	$818,140	$789,367

Consolidated Condensed Statements of Cash Flows	Twelve Months Ended
(In millions)	12/29/13		12/30/12

Net Income		$48.3		$5.9
Adjustments for Discontinued Operations		--		(17.0)
Net Income from Continuing Operations		$48.3		$22.9
Depreciation and Amortization		32.6		30.0
Deferred Income Taxes and Other Items		10.2		(12.0)
Cash Received from Insurance Company		26.0		--
Change in Working Capital
Accounts Receivable	3.7		21.1
Inventories	(10.6)		1.1
Prepaids	(25.4)		(11.9)
Accounts Payable and Accrued Expenses	(17.3)		(4.3)
Cash Provided from Operating Activities		67.5		46.9
Cash Provided By (Used in) Investing Activities		(65.8)		7.8
Cash Used in Financing Activities		(16.8)		(15.9)
Effect of Exchange Rate Changes on Cash		(2.5)		1.1
Net Increase (Decrease) in Cash		$(17.6)		$39.9

INTERFACE REPORTS FOURTH QUARTER AND FISCAL YEAR 2013 RESULTS

Reconciliation of Non-GAAP Performance Measures to GAAP Performance Measures
(In millions, except per share amounts)

	Twelve Months Ended	Twelve Months Ended
	12/29/13	12/30/12
Operating Income, Excluding Restructuring Charges and Gain (Expenses) Related to Australia Fire	$88.7	$85.8
Restructuring Charges	--	(19.4)
Gain (Expenses) Related to Australia Fire	7.0	(1.7)
Operating Income, As Reported	$95.6	$64.6

	Twelve Months Ended	Twelve Months Ended
	12/29/13	12/30/12
Income From Continuing Operations, Excluding Restructuring Charges, Gain (Expenses) Related to Australia Fire, Debt Retirement Costs and Tax Dispute Resolution	$44.1	$39.4
Restructuring Charges (net of tax of $4.9 million in 2012)	--	(14.5)
Gain (Expenses) Related to Australia Fire (net of tax of $3.6 million in 2013 and $0.2 million in 2012)	3.3	(2.0)
Debt Retirement Costs (net of tax of $0.6 million in 2013)	(1.0)	--
Tax Dispute Resolution	1.9	--
Income from Continuing Operations, As Reported	$48.3	$22.9

	Twelve Months Ended	Twelve Months Ended
	12/29/13	12/30/12
Diluted Earnings Per Share From Continuing Operations, Excluding Restructuring Charges , Gain (Expenses) Related to Australia Fire, Debt Retirement Costs and Tax Dispute Resolution	$0.67	$0.60
Restructuring Charges, After Tax	--	(0.22)
Gain (Expenses) related to Australia Fire, After Tax	0.05	(0.03)
Debt Retirement Costs, After Tax	(0.02)	--
Tax Dispute Resolution	0.03	--
Diluted Earnings Per Share From Continuing Operations, As Reported	$0.73	$0.35

INTERFACE REPORTS FOURTH QUARTER AND FISCAL YEAR 2013 RESULTS

	Three Months Ended	Three Months Ended
	12/29/13	12/30/12

Operating Income, Excluding Restructuring Charges and Gain (Expenses) Related to Australia Fire	$25.0	$21.9
Restructuring Charges	--	(2.3)
Gain (Expenses) Related to Australia Fire	7.0	(0.8)
Operating Income, As Reported	$32.0	$18.8

	Three Months Ended	Three Months Ended
	12/29/13	12/30/12
Income from Continuing Operations, Excluding Restructuring Charge, Gain (Expenses) Related to Australia Fire and Debt Retirement Costs	$13.0	$10.4
Restructuring Charge (net of tax of $0.6 million)	--	(1.7)
Gain (Expenses) Related to Australia Fire (net of tax of $3.6 million in 2013 and $0.5 million in 2012)	3.3	(1.3)
Debt Retirement Costs (net of tax of $0.6 million)	(1.0)	--
Income from Continuing Operations, As Reported	$15.3	$7.4

	Three Months Ended	Three Months Ended
	12/29/13	12/30/12
Diluted Earnings Per Share from Continuing Operations, Excluding Restructuring, Charge Gain (Expenses) Related to Australia Fire and Debt Retirement Expenses	$0.20	$0.16
Restructuring Charge, After Tax	--	(0.03)
Gain (Expenses) Related to Australia Fire, After Tax	0.05	(0.02)
Debt Retirement Costs, After Tax	(0.02)	--
Diluted Earnings Per Share from Continuing Operations, As Reported	$0.23	$0.11

The Company believes that the above non-GAAP performance measures, which management uses in managing and evaluating the Company’s business, may provide users of the Company’s financial information with additional meaningful bases for comparing the Company’s current results and results in a prior period, as these measures reflect factors that are unique to one period relative to the comparable period.  However, these non-GAAP performance measures should be viewed in addition to, and not as an alternative for, the Company’s reported results under accounting principles generally accepted in the United States.  Tax effects identified above (when applicable) are calculated using the statutory tax rate for the jurisdictions in which the charge or income occurred.

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